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                                                                    EXHIBIT 99.2

                                      PROXY
                          ACCREDO HEALTH, INCORPORATED
                               MEMPHIS, TENNESSEE
                         SPECIAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned stockholder of Accredo Health, Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement - prospectus and hereby appoints Thomas W. Bell, Jr. and Joel R. Kimbrough as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of Accredo Health, Incorporated held of record by the undersigned on [March 20]2002, at the Special Meeting of Stockholders to be held on [April 30], 2002, and at any adjournment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 BELOW.

         The Board of Directors recommends a vote "FOR" all of the following proposals:

1. To approve the issuance of Accredo common stock in the acquisition contemplated by the Asset Purchase Agreement, dated as of January 2, 2002, by and among Accredo Health, Incorporated, Gentiva Health Services, Inc., and the subsidiaries of Gentiva identified therein:

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2.       To approve the Accredo Health, Incorporated 2002 Long-Term Incentive
Plan:

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. To approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation which increases the number of authorized shares of Common Stock from 50,000,000 to _______________:

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the Special Meeting or any adjournments or postponements of the Special Meeting, including, if submitted to a vote of the stockholders, a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies. :

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 ABOVE.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor,


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         administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Address Change Requested ________

                                       Dated:                            , 2002
                                              -------------------------



                                       Signature
                                                -------------------------------



                                       ----------------------------------------
                                       Signature if held jointly

                     PLEASE MARK, DATE, SIGN AND RETURN THIS
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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